                                                                                          EXHIBIT 12
                                                                                              Page 1
                                       PENNSYLVANIA POWER COMPANY
                                  RATIO OF EARNINGS TO FIXED CHARGES


                                                                   Year Ended December 31,
                                                           -----------------------------------------
                                                           1992     1993     1994     1995      1996
                                                           ----     ----     ----     ----      ----
                                                                    (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                      $30,956  $15,664  $31,260  $ 38,930  $ 40,587
  Add-
    Interest before reduction for amounts capitalized     37,028   35,262   34,947    31,350    27,889
    Provision for income taxes                            21,079   12,865   24,333    32,591    33,421
    Interest element of rentals charged to income (a)      2,121    1,662    1,652     1,865     1,868
                                                         -------  -------  -------  --------  --------
      Earnings as defined                                $91,184  $65,453  $92,192  $104,736  $103,765
                                                         =======  =======  =======  ========  ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                             $35,707  $33,208  $32,130  $ 28,937  $ 25,715
  Interest on nuclear fuel obligations                       457      401      519       407       219
  Other interest expense                                     864    1,653    2,298     2,006     1,955
  Interest element of rentals charged to income (a)        2,121    1,662    1,652     1,865     1,868
                                                         -------  -------  -------  --------  --------
      Fixed charges as defined                           $39,149  $36,924  $36,599  $ 33,215  $ 29,757
                                                         =======  =======  =======  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES (b)                      2.33     1.77     2.52      3.15      3.49
                                                            ====     ====     ====      ====      ====

------------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $1,227,000, $1,078,000, $935,000,
    $795,000 and $642,000 for each of the five years ended December 31, 1996, respectively.


                                                                                             EXHIBIT 12
                                                                                             Page 2

                                       PENNSYLVANIA POWER COMPANY
                        RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                        STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                   Year Ended December 31,
                                                           -----------------------------------------
                                                           1992     1993     1994     1995      1996
                                                           ----     ----     ----     ----      ----
                                                                    (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                      $30,956  $15,664  $31,260  $ 38,930  $ 40,587
  Add-
    Interest before reduction for amounts capitalized     37,028   35,262   34,947    31,350    27,889
    Provision for income taxes                            21,079   12,865   24,333    32,591    33,421
    Interest element of rentals charged to income (a)      2,121    1,662    1,652     1,865     1,868
                                                         -------  -------  -------  --------  --------
      Earnings as defined                                $91,184  $65,453  $92,192  $104,736  $103,765
                                                         =======  =======  =======  ========  ========

FIXED CHARGES AS DEFINED IN REGULATION S-K
 PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
 (PRE-INCOME TAX BASIS):
  Interest on long-term debt                             $35,707  $33,208  $32,130  $ 28,937  $ 25,715
  Interest on nuclear fuel obligations                       457      401      519       407       219
  Other interest expense                                     864    1,653    2,298     2,006     1,955
  Preferred stock dividend requirements                    6,499    5,863    5,364     4,775     4,626
  Adjustment to preferred stock dividends
    to state on a pre-income tax basis                     4,376    4,757    4,121     3,939     3,751
  Interest element of rentals charged to income (a)        2,121    1,662    1,652     1,865     1,868
                                                         -------  -------  -------  --------  --------
      Fixed charges as defined plus preferred
        stock dividend requirements (pre-income
        tax basis)                                       $50,024  $47,544  $46,084  $ 41,929  $ 38,134
                                                         =======  =======  =======  ========  ========
RATIO OF EARNINGS TO FIXED CHARGES PLUS
 PREFERRED STOCK DIVIDEND REQUIREMENTS
 (PRE-INCOME TAX BASIS) (b)                                 1.82     1.38     2.00      2.50      2.72
                                                            ====     ====     ====      ====      ====

------------------------------
(a)  Includes the interest element of rentals where determinable plus
     1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $1,227,000, $1,078,000, $935,000,
     $795,000 and $642,000 for each of the five years ended December 31, 1996, respectively.